UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

September 22, 2016

Date of Report

(Date of earliest event reported)

WSFS Financial Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35638	22-2866913
(State or other jurisdiction of incorporation)	(SEC Commission File Number)	(IRS Employer Identification Number)

500 Delaware Avenue, Wilmington, Delaware		19801
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (302) 792-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

WSFS FINANCIAL CORPORATION

INFORMATION TO BE INCLUDED IN THE REPORT

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure

On September 22, 2016, Wilmington Savings Fund Society, FSB (“WSFS”) reached a settlement with the United States Securities and Exchange Commission (“SEC”) relating to certain aspects of WSFS’ registered transfer agent (“RTA”) services. Without admitting or denying the findings in the SEC’s administrative cease-and-desist order, WSFS agreed to pay a civil penalty of $375,000. The SEC investigation was disclosed in the Company’s June 30, 2016 10-Q filing, and the estimated penalty was included in the Company’s Consolidated Financial Statements as of June 30, 2016.

The RTA issue had its genesis in 2007, when Christiana Bank & Trust Company (“CBT”), then an independent trust company, originated a relationship with a person who had been convicted of violations of securities laws. CBT did not discover this individual’s convictions, and WSFS did not uncover these convictions when it acquired CBT in 2010. During the course of an SEC examination of the RTA business in 2012, the SEC discovered this client relationship in the portfolio and also determined that WSFS may have violated certain RTA rules.

WSFS has since terminated its relationship with this individual and enhanced its client origination and on-boarding procedures so that such an omission will not recur. WSFS also revamped its transfer agent policies and procedures to address the compliance issues raised by the SEC. WSFS has cooperated with the SEC and hired an independent third party consultant to help ensure that its transfer agent policies and procedures are designed to be compliant with all applicable legal requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

WSFS FINANCIAL CORPORATION

Date: September 22, 2016	By:	/s/ Dominic C. Canuso
Dominic C. Canuso
Executive Vice President and Chief Financial Officer